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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2001

NEXTEL PARTNERS, INC.
(Exact Name Of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point
Kirkland, Washington 98033
(425) 576-3600
(Address and Telephone Number of Registrant's Principal Executive Offices)

ITEM 5.  OTHER EVENTS.

    Nextel Partners, Inc. (the "Company") announced today that it is considering a public offering by the Company and by certain of its stockholders of shares of the Company's Class A Common Stock pursuant to an underwritten public offering. The exact number of shares to be registered by the Company and by the selling stockholders will be determined by the mutual agreement of the Company, the selling stockholders and the managing underwriters.

    A registration statement relating to these securities will be filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The information contained in this report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.
Date: August 16, 2001	By:	/s/ DONALD J. MANNING Donald J. Manning Vice President, General Counsel and Secretary

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  ITEM 5. OTHER EVENTS.
SIGNATURES